Exhibit 99.1

Blackstone and Alnylam Enter Into $2 Billion Strategic Financing Collaboration to

Accelerate the Advancement of RNAi Therapeutics

– RNAi Represents One of the Most Promising and Rapidly Advancing Frontiers in Biology and Drug Development Today with Potential to Transform Lives of Patients –

– Blackstone Provides a Customized Investment at Scale to Enable Alnylam to Achieve Self-sustainable Financial Profile Without Need for Future Equity Financing –

– Alnylam to Host Conference Call Today, Monday, April 13th, at 8:30 am ET –

NEW YORK, NY and CAMBRIDGE, MA, April 13, 2020 – Blackstone (NYSE: BX) and Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced the companies have entered into a broad strategic collaboration under which Blackstone will provide up to $2 billion to support Alnylam’s advancement of innovative RNA interference (RNAi) medicines that have the potential to transform the lives of patients suffering from a range of debilitating diseases.

The deal is anchored by Blackstone’s purchase of 50 percent of the royalties owed to Alnylam on global sales of inclisiran, an investigational RNAi therapeutic for the treatment of hypercholesterolemia, currently under review by the U.S. Food and Drug Administration. Inclisiran is a twice-a-year, subcutaneously injected RNAi therapeutic that has been shown in a comprehensive Phase 3 program to reduce low-density lipoprotein (LDL) or “bad” cholesterol with an acceptable safety profile. If approved, this medicine is expected to help patients lower LDL cholesterol, a major risk factor for cardiovascular disease, the leading cause of mortality in the U.S. and globally.

The strategic financing collaboration, led by Blackstone Life Sciences and GSO Capital Partners (“GSO”), Blackstone’s credit platform, is expected to enable Alnylam’s achievement of a self-sustainable financial profile without need for future equity financing, accelerating the commercial potential of Alnylam’s rapidly advancing product portfolio. The investment by multiple Blackstone businesses will support the development and delivery of promising medicines to the patients who need them and is one of the largest ever private financings of a biotech company.

The transaction includes the inclisiran royalty monetization, corporate debt, purchase of Alnylam equity, and funding for certain R&D activities related to the clinical advancement of two Alnylam investigational RNAi therapeutic programs in cardiovascular disease.

Specifically, the transaction is comprised of the following components:

1.	$1 billion in committed payments, led by Blackstone Life Sciences, to acquire 50 percent of Alnylam’s royalties and commercial milestones for inclisiran;
2.	Up to $750 million in a first lien senior secured term loan led by GSO;
3.	Up to $150 million from Blackstone Life Sciences for development of Alnylam’s cardiometabolic programs vutrisiran and ALN-AGT (to be established based upon a non-binding letter of intent);
4.	$100 million purchase of Alnylam common stock.

“Alnylam is focused on building a top-tier biopharmaceutical company, advancing RNAi therapeutics as a whole new class of medicines with transformative potential for patients around the world. This exciting new relationship with Blackstone brings us much closer to that goal, securing our bridge towards a self-sustainable financial profile that we believe can now be achieved without any need for Alnylam to access the equity markets in the future,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “A central component of this strategic relationship is a partial monetization of our royalty for inclisiran. If approved, we believe this therapy holds enormous promise as a potential game-changer in hypercholesterolemia management. We are pleased to retain half of the royalties we receive from Novartis, allowing Alnylam to benefit from inclisiran’s anticipated future success. We couldn’t be more pleased to enter into this highly innovative arrangement with Blackstone, which has shown a significant commitment to Alnylam’s future and alignment with our long-term vision.”

“Blackstone is uniquely positioned to provide customized, one-stop-shop financing solutions at scale while establishing development collaborations with the world’s leading biotech companies. Alnylam’s RNAi technology represents one of the most promising and rapidly advancing frontiers in biology and drug development today, and aligns perfectly with our investment strategy,” said Nicholas Galakatos, Ph.D., Global Head of Blackstone Life Sciences. “Our collaboration with Alnylam provides non-dilutive access to capital to advance important new medicines in development across several disease indications including heart disease, the leading cause of death in the U.S. and globally.”

“We’re thrilled to be able to partner with Blackstone Life Sciences to provide a customized solution for Alnylam, whose approved therapies provide important new options for patients,” said Dwight Scott, Global Head of GSO. “GSO’s capital will support Alnylam during a period of global growth as it continues to launch its medicines and pursue innovative RNAi approaches to bring new therapies to market and ultimately to patients around the globe.”

Alnylam, an existing tenant of Blackstone Real Estate company BioMed Realty, is also in discussions with BioMed to expand its footprint in Cambridge, MA.

Advisors

Evercore served as financial advisor to Alnylam and Goodwin Procter LLP served as legal counsel to Alnylam. Ropes & Gray LLP and Wilkie LLP served as legal counsel to Blackstone.

Conference Call Information

Alnylam management will discuss this new collaboration with Blackstone in a conference call today, Monday, April 13, 2020 at 8:30 am ET. To access the call, please dial 800-239-9838

(domestic) or +1-323-794-2551 (international) five minutes prior to the start time and refer to conference ID 6976021. A replay of the call will be available beginning at 11:30 am ET on the day of the call. To access the replay, please dial 888-203-1112 (domestic) or +1-719-457-0820 (international) and refer to conference ID 6976021.

A live audio webcast of the call will be available on the Investors section of Alnylam’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About Inclisiran

Inclisiran, an investigational cholesterol-lowering treatment, was added to the Novartis pipeline via its acquisition of The Medicines Company. Inclisiran will potentially be the first and only LDL-C lowering siRNA treatment. It is intended to be administered by a healthcare professional by subcutaneous injection with an initial dose, again at 3 months and then every 6 months thereafter. Its twice-yearly dosing by subcutaneous injection may integrate seamlessly into a patient’s healthcare routine. As a siRNA, inclisiran is thought to harness the body’s natural process of clearing LDL-C from the bloodstream. Inclisiran is a double-stranded siRNA, conjugated on the sense strand with triantennary N-acetylgalactosamine (GalNAc) to facilitate uptake by hepatocytes. In hepatocytes, inclisiran increases LDL-C receptor recycling and expression on the hepatocyte cell surface, thereby increasing LDL-C uptake by hepatocytes and lowering LDL-C levels in the circulation. Data from each of the Phase III studies was recently published online, ahead of print, in The New England Journal of Medicine. A cardiovascular outcomes trial, ORION-4, is ongoing.

In the Phase III studies, inclisiran was reported to be well-tolerated with a safety profile similar to placebo. The most common adverse reactions reported (≥3% of patients treated with inclisiran and occurring more frequently than placebo) were, diabetes mellitus, hypertension, nasopharyngitis, arthralgia, back pain, dyspnea, bronchitis and upper respiratory tract infection. Adverse events at the injection site were more frequent with inclisiran than placebo and were generally mild and none were severe or persistent.

Novartis has obtained global rights to develop, manufacture and commercialize inclisiran under a license and collaboration agreement with Alnylam Pharmaceuticals.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines, known as RNAi therapeutics, is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust RNAi therapeutics platform. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), approved in the U.S., EU, Canada, Japan, and Switzerland, and GIVLAARI® (givosiran), approved in the U.S and EU. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam 2020” strategy of building a multi-product, commercial-stage biopharmaceutical company with a sustainable pipeline of RNAi-based medicines to address the needs of patients who have limited or inadequate treatment options. Alnylam employs over 1,300 people worldwide and is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam or on LinkedIn.

About Blackstone Life Sciences

Blackstone Life Sciences is a private, global investment platform with capabilities to invest across the life-cycle of companies and products within the key life science sectors. By combining scale investments and hands-on operational leadership, Blackstone Life Sciences helps bring to market promising new medicines and medical products that improve patients’ lives.

About GSO

GSO Capital Partners LP is the global credit investment platform of Blackstone. Blackstone’s credit segment, which consists principally of GSO, has approximately $144 billion of assets under management. GSO is one of the largest alternative managers in the world focused on the leveraged-finance, or non-investment grade related, marketplace. GSO seeks to generate attractive risk-adjusted returns in its business by investing in a broad array of strategies including mezzanine debt, distressed investing, leveraged loans and other special-situation strategies. Its funds are major providers of credit for small and middle-market companies and they also advance rescue financing to help distressed companies.

Alnylam Forward Looking Statements

Various statements in this release, including, without limitation, Alnylam’s views and plans with respect to the potential for RNAi therapeutics, including inclisiran, vutrisiran and ALN-AGT, Alnylam’s expectations regarding its collaboration with Blackstone and the potential acceleration of its commercial products and pipeline resulting from the non-dilutive growth capital, Alnylam’s belief that the funding provided by Blackstone should enable Alnylam to achieve a self-sustainable profile without the need for future equity financing, its views regarding the likelihood of regulatory approval and the commercial potential of inclisiran, if approved, and the potential for inclisiran to be a game-changer in the management of hypercholesterolemia, expectations regarding a potential agreement for funding of certain R&D activities for vutrisiran and ALN-AGT, and expectations regarding the continued execution on its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: potential risks to Alnylam’s business, activities and prospects as a result of the COVID-19 pandemic, or delays or interruptions resulting therefrom; the risk that the potential agreement for funding by Blackstone of certain R&D activities for vutrisiran and ALN-AGT is not ultimately consummated; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates, including vutrisiran and ALN-AGT; the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all; actions or advice of regulatory agencies, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing; delays, interruptions or failures in the manufacture and supply of its product candidates, including inclisiran, vutrisiran or ALN-AGT, or its marketed products; obtaining, maintaining and protecting intellectual property; intellectual property matters including potential patent litigation relating to its platform, products or product candidates; obtaining regulatory approval for its product candidates, including inclisiran and lumasiran, and maintaining regulatory approval and obtaining pricing and reimbursement for its products, including ONPATTRO and GIVLAARI; progress in continuing to establish a commercial and ex-United States infrastructure; successfully launching, marketing and selling its approved products globally, including ONPATTRO and GIVLAARI and achieve net product revenues for ONPATTRO within its expected range during 2020; Alnylam’s ability to successfully expand the indication for ONPATTRO in the future; competition from others using technology similar to Alnylam’s and others developing products for similar uses; Alnylam’s ability to manage its growth and operating expenses within the ranges of its expected guidance and achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to establish and maintain strategic business alliances and new business initiatives; Alnylam’s dependence on third parties, including Regeneron, for development, manufacture and distribution of certain products, including eye and CNS products, and Ironwood, for assistance with the education about and promotion of GIVLAARI; the outcome of litigation; the risk of government investigations; and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Contacts

Blackstone

Jennifer Friedman

212-583-5122

Jennifer.Friedman@blackstone.com

Alnylam Pharmaceuticals, Inc.

Christine Regan Lindenboom

(Investors and Media)

617-682-4340

media@alnylam.com

Josh Brodsky

(Investors)

617-551-8276

investors@alnylam.com